UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2024

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

710 North Tucker Boulevard, Suite 110, St. Louis, Missouri	63101
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STXS	NYSE American LLC

Item 3.02. Unregistered Sales of Equity Securities

The disclosures set forth in Item 8.01 below with respect to the issuance of the Upfront Stock Consideration are incorporated by reference into this Item 3.02.

The issuance of shares of Stereotaxis common stock in connection with the Acquisition was made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The shares of common stock issued as Upfront Stock Consideration are restricted securities for purposes of Rule 144 under the Securities Act and subject to certain requirements restricting the resale of such shares, including certain holding period requirements. The issuance and sale was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon in connection with the issuance of the shares.

Item 8.01 Other Events

On July 31, 2024, Stereotaxis, Inc. (“Stereotaxis” or the “Company”) completed its previously announced acquisition (the “Acquisition”) of all the shares of capital stock of Access Point Technologies EP, Inc., a Minnesota corporation (“APT”), from APT Holding Company, Inc., a Minnesota corporation, pursuant to that certain Share Purchase Agreement, dated May 11, 2024.

APT, based in Rogers, Minnesota, designs, manufactures, and commercializes a portfolio of differentiated high-quality diagnostic catheters used during cardiac ablation procedures that are commercially available across key global geographies.

At closing, the Company issued 1,486,620 shares of its common stock (the “Upfront Stock Consideration”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: August 2, 2024	By:	/s/ Laura Spencer Garth
	Name:	Laura Spencer Garth
	Title:	Secretary